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                                                                    Exhibit 10.1

                 SHARE PURCHASE AGREEMENT, dated as of March 27, 2002, among Heafner Tire Group, Inc., a Delaware corporation (the "COMPANY"), the parties listed on SCHEDULE I attached hereto (the "INVESTORS").
                 ------------------------------------------------------------



                                  INTRODUCTION

                  The Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, 9,637,592 shares of Series D Preferred Stock, par value $.01 per share (the "SERIES D PREFERRED STOCK"), of the Company upon the terms and subject to the conditions set forth in this Agreement.

                  Accordingly, the parties agree as follows:

                                    ARTICLE I

                      AUTHORIZATION AND SALE OF THE SHARES

                  Section 1.1. AUTHORIZATION. The Company has authorized the issuance and sale of 9,637,592 shares (the "SHARES") of its Series D Preferred Stock at a price of $3.00 per share on the terms and conditions set forth in this Agreement. The Series D Preferred Stock shall have the rights, preferences and privileges provided for in the Second Restated Certificate of Incorporation of the Company, which shall be in the form attached as EXHIBIT A hereto (the "ARTICLES").

                  Section 1.2. PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below) the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the Shares for an aggregate purchase price of $28,912,776 in cash (the "PURCHASE Price"). The amount to be paid by and the number of such Shares to be issued to each Investor are as set forth in SCHEDULE
I. Each Investor's obligations under this Agreement (including without limitation to purchase the Shares to be purchased by such Investor) shall be several and not joint.

                  Section 1.3. CLOSING. The closing (the "CLOSING") of each purchase and sale to the Investors of the Shares shall be held at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York 10019, at 10:00 a.m. on or prior to March 27, 2002, or at such other time or on such other date as may be agreed to by the Investors and the Company. The date on which the first such issuance and purchase of Shares occurs is referred to in this Agreement as the "CLOSING DATE."

                  Section 1.4. CLOSING DELIVERIES. At the Closing of each Investor's purchase of Shares, (a) such Investor shall deliver to the Company, by wire transfer of immediately available funds to an account designated in writing by the Company no less than two business days prior to such Closing, the applicable Purchase Price and an executed copy of this Agreement and (b) the Company shall issue and deliver to such Investor certificates representing the Shares being purchased, registered in the name of each Investor as applicable. The obligation of each Investor to purchase such Investor's Shares is contingent on the fulfillment of each of the conditions set forth in Article IV and the obligation of the Company to issue and sell the Shares is contingent on the fulfillment of each of the conditions set forth in Article V.

                                   ARTICLE II

                     COMPANY REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants to the Investors as follows:

                  Section 2.1. ORGANIZATION AND STANDING. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has all requisite power and authority necessary to enable it to own and operate its properties and assets and to conduct its business as presently conducted and proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in any jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any change in or effect on the Company or its business that is or could reasonably be expected to be materially adverse to the business, operations, properties, condition (financial or otherwise), results of operations, assets or liabilities of the Company and its Subsidiaries, taken as a whole.

                  Section 2.2. AUTHORITY; VALID AND BINDING AGREEMENTS. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Articles and, upon the filing of the Articles with the Secretary of State of Delaware, to issue and sell the Shares hereunder and to consummate the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the Articles and all documents, certificates and instruments to be executed by the Company in connection therewith and, upon the filing of the Articles with the Secretary of State of Delaware, the authorization, issuance, sale and delivery of the Shares, have been duly authorized by all requisite corporate action on the part of the Company and its stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and general principles of equity.

                  Section 2.3. CONFLICTS; CONSENTS. The execution, delivery and performance by the Company of this Agreement and the Articles and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, (ii) any provision of the constitutive or



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governing documents of the Company or any of its Subsidiaries or (iii) assuming that the representations of the Investors set forth in Article III are correct, any Legal Requirement applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. Assuming that the representations of the Investors set forth in Article III are correct and except for the filing of the Articles, no consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, or the consummation of the transactions contemplated thereby except for consents, approvals, orders, licenses, permits, authorizations, notifications, registrations, declarations or filings which have been obtained or made or the failure to obtain or make which could not reasonably be expected to have a Material Adverse Effect.

                  Section 2.4. CAPITAL STOCK. (a) After giving effect to the filing of the Articles with the Secretary of State of Delaware, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock (as defined below) and 10,982,426 shares of Preferred Stock, $.01 par value (the "PREFERRED STOCK"). On the date hereof, 5,136,917 shares of Common Stock, $.01 par value (the "COMMON STOCK"), and 10,982,426 shares of Preferred Stock were issued and outstanding, of which 7,000 shares have been designated Series A Cumulative Redeemable Preferred Stock, 4,500 have been designated Series B Cumulative Redeemable Preferred Stock, 1,333,334 shares have been designated Series C Preferred Stock and 9,637,592 have been designated Series D Preferred Stock. Upon the filing of the Articles with the Secretary of State of Delaware, the Shares will have been duly authorized and, when issued in accordance with this Agreement, the Shares (i) will be validly issued, fully paid and non-assessable, (ii) will have the rights, preferences and privileges described in the Articles and (iii) will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable.

                  (b) The Shares, when issued and delivered in accordance with this Agreement, will be free and clear of any Liens and the Investors will have good title thereto.

                  (c) Except as set forth on SCHEDULE 2.4(C), there are no outstanding warrants, options, rights, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which the Company is or may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any additional capital stock or other securities of the Company or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking. Except as set forth on SCHEDULE 2.4(C), there are no outstanding options, rights, other securities, agreements or other commitments, arrangements or undertakings pursuant to which the Company is or may become obligated to redeem, repurchase or otherwise acquire or retire any capital stock or other securities of the Company, or any securities of the type described in this Section 2.4(c), which are presently outstanding or may be issued in the future. Except as set forth on SCHEDULE 2.4(C), there are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.





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                  (d) All issued and outstanding shares of capital stock or
membership interests of the Company's Subsidiaries have been duly authorized, were validly issued, are fully paid and non-assessable and subject to no preemptive rights and are directly or indirectly owned beneficially and of record by the Company, free and clear of all Liens, and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock).

                  (e) Assuming that the representations and warranties of the Investors set forth in Section 3.2 and 3.3 are true and correct, the offering, issuance and delivery of the Shares are exempt from the registration requirements of the Securities Act, and it is not necessary to make or obtain any filings, registrations, qualifications, notifications or consents or approvals of or with any Governmental Authority (including without limitation under the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, or any state securities or "blue sky" laws) in connection therewith.

                  Section 2.5. SEC REPORTS. The Company has previously furnished or made available to the Investors true and complete copies of all reports (the "SEC REPORTS") filed by the Company and its Subsidiaries with the Securities and Exchange Commission (the "SEC") through and including the date of this Agreement. Each of the balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Person (consolidated with its Subsidiaries, as applicable) to which it relates as of the date thereof, and each of the other related statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the results of operations and changes in financial position of the Person (consolidated with its Subsidiaries, as applicable) to which it relates for the period or as of the date set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. Each Company SEC Report, as of its date (as amended through the date of this Agreement), complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the applicable rules and regulations thereunder.

                  Section 2.6 LITIGATION. There are no suits, actions, claims, arbitrations or other legal, administrative or regulatory proceedings or investigations, whether at law or in equity, or before or by any Governmental Authority pending or, to the knowledge of the Company, threatened by or against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets, in each case, which could reasonably be expected to have a Material Adverse Effect.

                  Section 2.7. COMPLIANCE WITH APPLICABLE LAWS. The Company and its Subsidiaries and their respective properties, assets, operations and business are in compliance in all material respects with all applicable Legal Requirements, including without limitation laws and regulations relating to the environment, hazardous materials and occupational safety and health, except for such instances of noncompliance as could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. Each of the Company and its




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Subsidiaries has obtained and has in effect all material permits, licenses and other authorizations which are required with respect to the operation of its business and the ownership of its assets. Each of the Company and its Subsidiaries is in full compliance in all material respects with all terms and conditions of such permits, licenses and authorizations, no proceeding is pending or, to the knowledge of the Company, threatened, to revoke or limit any thereof.

                  Section 2.8. BROKERS. No agent, broker, investment banker, Person or firm acting on behalf of the Company or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

                  Each of the Investors hereby represents and warrants to the Company, severally and not jointly, as follows:

                  Section 3.1. ORGANIZATION AND AUTHORITY. Such Investor is a corporation or limited liability company or limited partnership duly organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of organization. Such Investor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of such Investor. This Agreement constitutes the valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of credits' rights generally and general principles of equity.

                  Section 3.2. SECURITIES ACT. Such Investor is acquiring the Shares for investment only for its own account, not as a nominee or agent, and not with a view to any public distribution of all or any portion thereof.

                  Section 3.3. ACCREDITED INVESTOR. Such Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

                  Section 3.4. BROKERS. No agent, broker, investment banker, Person or firm acting on behalf of such Investor or under the authority of such Investor is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                  Section 3.5. EXPERIENCE. Such Investor is experienced in evaluating and investing in companies such as the Company. Such Investor has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to



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the Company and is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests.

                  Section 3.6. RESTRICTED SECURITIES. Such Investor acknowledges that, because they have not been registered under the Securities Act or any state securities laws, the Shares it is purchasing must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is familiar with the provisions of Rule 144 promulgated under the Securities Act and the resale limitation imposed thereby and by the Securities Act. Such Investor understands that no public market now exists for the Shares and that it is uncertain whether a public market will ever exist for the Shares.

                  Section 3.7. NO CONFLICTS. The execution and delivery of this Agreement by such Investor does not and will not violate any Legal Requirement or provision of any indenture, agreement or other instrument applicable to such Investor, except in each case for violations which could not reasonably be expected to have a material adverse effect on such Investor's ability to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

                                   ARTICLE IV

                    CONDITIONS OF THE INVESTORS' OBLIGATIONS

                  The obligation of each Investor to purchase its portion of the Shares is subject to the satisfaction (or waiver by such Investor) as of the Closing Date of the following conditions:

                  Section 4.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Company made in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made at and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier time. The Company shall have performed each of the covenants and agreements of the Company contained in this Agreement required to be performed at or prior to the Closing Date.

                  Section 4.2. CONSENTS AND APPROVALS. The Company shall have obtained or made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations and filings with, any Governmental Authority or any other Person (if any) required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

                  Section 4.3. NO LEGAL BAR. No action or proceeding by or before any Governmental Authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement. No Legal Requirement preventing the transactions contemplated by this Agreement shall be in effect.

                  Section 4.4. SECOND RESTATED CERTIFICATE OF INCORPORATION. The Articles shall have been approved by all requisite Board and stockholder action on the part of the Company,



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filed with and accepted by the Secretary of State of the State of Delaware and
not further amended in any respect except as consented to by the Investors in writing.

                  Section 4.5. TENDER OFFER AND CONSENT SOLICITATION. The "Amended Offer" and the "Solicitation," each as defined in the Amended Offer to Purchase and Consent Solicitation Statement of the Company, dated March 11, 2002 shall have been consummated in accordance with the terms thereof.

                  Section 4.6. CLOSING DOCUMENTS. The Company shall have delivered to the Investors the following:

                  (a) a certificate of an authorized officer of the Company, dated the Closing Date, to the effect that the conditions specified in
         Section 4.1 and 4.2 have been satisfied or waived;

                  (b) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, certifying as to attached copies of the Articles, the By-laws of the Company and resolutions adopted by the Board of Directors of the Company and its stockholders authorizing the Articles, the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares;

                  (c) a copy of the Articles, as filed with the Secretary of State of the State of Delaware;

                  (d) a certificate of the Secretary of State of the State of Delaware, dated a recent date, certifying that the Company is in good standing in the State of Delaware;

                  (e) such other certificates or documents as the Investors or their counsel may reasonably request relating to the transactions contemplated hereby.

                  Section 4.7. PURCHASE BY EACH INVESTOR. Each Investor shall have purchased the applicable number of Shares to be purchased by such Investor in accordance with the terms of this Agreement.


                                    ARTICLE V

                       CONDITIONS OF COMPANY'S OBLIGATIONS

                  The obligation of the Company to issue and sell the Shares to the Investors is subject to the satisfaction (or waiver by the Company) as of the Closing Date of the following conditions:

                  Section 5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors made in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as if made at and as of the Closing Date.




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                  Section 5.2. NO LEGAL BAR. The Company shall have obtained all necessary authorizations, approvals, blue sky law permits and qualifications, or secured exemptions therefrom, required by, and made all necessary filings and registrations with, any Governmental Authority in connection with the offer and sale of the Shares and the consummation of the transactions contemplated by this Agreement. No action or proceeding by or before any Governmental Authority shall be pending or threatened challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement. No Legal Requirement preventing the transactions contemplated by this Agreement shall be in effect.

                  Section 5.3. PURCHASE BY EACH INVESTOR. Each Investor shall have purchased the applicable number of Shares to be purchased by such Investor in accordance with the terms of this Agreement.


                                   ARTICLE VI

                                    COVENANTS

                  The Company covenants and agrees that:

                  Section 6.1. USE OF PROCEEDS. The proceeds of the sale of the Shares shall be used to repurchase the Company's outstanding 10% Senior Notes Due 2008, Series D and pay related transaction fees and expenses, including accrued interest on the Senior Notes.

                  Section 6.2. PRESERVATION OF CORPORATE EXISTENCE. The Company shall preserve and maintain, and cause its Subsidiaries to preserve and maintain, in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation and shall use its best efforts to preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business.

                  Section 6.3. PUBLIC ANNOUNCEMENTS. The Company and the Investors shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement that uses the name of any Investor or any affiliate thereof without the prior written consent of each such Investor and affiliate whose name is proposed to be used.

                  Section 6.4. REDEMPTION OF SERIES D PREFERRED STOCK.

                  (a) REDEMPTION RIGHT. Subject to the restrictions contained in
Section 6.4(e), if, at any time after the Closing Date a Change of Control (as defined below) occurs, the Company shall, within 10 Business Days after such occurrence, send notice of such occurrence to the holders of the Series D Preferred Stock. If, within 10 Business Days of such notice, a holder of outstanding shares of Series D Preferred Stock sends notice to the Company specifying that such holder thereby requests that the Company redeem all of the outstanding shares of Series D Preferred Stock held by such holder, the Company shall redeem, out of the assets of the Company legally available therefor, all such shares within 30 Business Days of the Company's



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receipt of all such requests (the "CHANGE OF CONTROL REDEMPTION DATE") at a price per share equal to (x) the Series D Liquidation Preference then in effect PLUS (y) the amount of all accrued and unpaid Series D Dividends on such share through and including the date of redemption.

                  (b) CHANGE OF CONTROL DEFINED. "CHANGE OF CONTROL" means such time as (i) any person or "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT")) other than the Principal Shareholders (as defined below) or Kelly-Springfield (as defined in the Articles) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of the Company, entitling such person or persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of stockholders of the Company (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Securities and Exchange Commission under the Exchange Act), PROVIDED, HOWEVER, that a person or group shall not be deemed to be the "beneficial owner" of capital stock of the Company solely by reason of such person or group having entered into a stockholders or similar agreement with a Principal Shareholder, (ii) a majority of the Board of Directors shall consist of persons other than Continuing Directors (the term "CONTINUING DIRECTOR" shall mean any member of the Board of Directors immediately following the Closing Date, any member of the Board of Directors elected by Kelly-Springfield pursuant to Section 6.4(c) of the Articles and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors), (iii) the stockholders of the Company shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the persons who were the respective beneficial owners of the outstanding shares of capital stock of the Company immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction will beneficially own, directly or indirectly, less than 50% of the combined voting power of the then outstanding shares of capital stock of the Company resulting from such recapitalization, reorganization, merger consolidation or similar transaction; or (iv) the stockholders of the Company shall have approved the sale or other disposition of all or substantially all the assets of the Company in one transaction or in a series of related transactions to a person not owning or controlling, or any entity not owned or controlled by the holders of, directly or indirectly, 50% or more of the combined voting power of the outstanding shares of capital stock of the Company immediately prior to such disposition. "PRINCIPAL SHAREHOLDERS" means Charlesbank Equity Fund IV, Limited Partnership, Charlesbank Equity Fund IV GP, Limited Partnership, Charlesbank Capital Partners, LLC, any other funds managed by Charlesbank Capital Partners, LLC, any person that, as of the Closing Date, is a limited partner of Charlesbank Equity Fund IV, Limited Partnership, members of senior management of the Company that were employees of the Company as of the Closing Date, and any corporation, partnership, limited liability company or other entity a majority of the voting capital stock or partnership, membership or equity interests of which is owned by any of the foregoing.

                  (c) REDEMPTION PROCEDURES. Each redemption of shares of Series D Preferred Stock under this Section 6.4 shall be deemed to have been effected on the applicable Change of Control Redemption Date. On the applicable Change of Control Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed shall deliver to the Company a certificate or certificates representing the shares of Series D Preferred Stock to be redeemed, duly endorsed and in proper form for transfer, against payment in full by wire transfer of immediately available funds in U.S. dollars to an account designated in writing by such holder of an amount per share equal to (x) the Series D Liquidation Preference then in effect PLUS (y) the amount of all accrued and unpaid Series D Dividends on such share through and including the date of redemption.

                  (d) FUNDS INSUFFICIENT TO EFFECT REDEMPTIONS. If the Company shall not have assets or funds legally available for the redemption of all of the shares of Series D Preferred Stock required to be redeemed under this
Section 6.4, the Company shall redeem ratably from the holders of the Series D Preferred Stock such number of shares as it shall have funds legally available therefor and shall redeem the remainder of such shares on the earliest practicable date(s) as assets or funds become legally available therefor. Any shares of Series D Preferred Stock not so redeemed shall remain issued and outstanding for all purposes until the date of actual redemption by the Company.

                  (e) LIMITATIONS ON REDEMPTION. Notwithstanding any contrary provision of this Agreement, for so long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, the Company shall not be obligated to make any redemption payments under this Section 6.4 or otherwise in respect of the Series D Preferred Stock. Notwithstanding any contrary provision of this Agreement, from and after the date on which no shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, the Company shall not be obligated to make any redemption payments under this Section 6.4 or otherwise in respect of the Series D Preferred Stock unless due provision can be made for the full amount of any dividend or liquidation preference or redemption payment (if any) payable to which holders of any Senior Stock may be entitled under the Articles. In addition, notwithstanding anything to the contrary in this Agreement, (i) so long as any amounts are outstanding under any Other Documents (as defined below) or any commitments to lend under the Other Documents have not been terminated, the Company shall not make payment in respect of any redemption permitted or otherwise required by this Section 6.4 to the extent that the making of such payment would breach, conflict with, or result in any violation of or default or event of default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the Series D Preferred Stock constituting "Disqualified Stock" as defined under, any provision of the Other Documents; and
(ii) so long as any amount is outstanding under the Indenture, the Company shall not make payment in respect of any redemption permitted or otherwise required by this Section 6.4 until after the Company has complied with the provisions of Sections 4.06 and 4.09 of the Indenture, it being understood and agreed that if any event or series of events constituting a Change of Control hereunder shall not also constitute a "Change of Control" under the Indenture, such event or series of events shall be deemed not to constitute a Change of Control hereunder and the Company shall not be obligated to make any redemption payments under this Section 6.4 or otherwise in respect of the Series D Preferred Stock in connection therewith. "OTHER DOCUMENTS" means (i) the Amended and Restated Loan and Security Agreement, dated as of March 6, 2000, between and among the Company and the subsidiaries of the Company party thereto, as borrowers, the financial institutions party thereto (the "LENDERS") and Fleet Capital

Corporation, as Administrative Agent (the "ADMINISTRATIVE AGENT"), (ii) the Indenture, dated as of December 1, 1998, between and among the Company, the Subsidiary Guarantors party thereto and First Union National Bank, as Trustee (the "INDENTURE"), (iii) all notes, mortgages, security documents, guaranties and other agreements, documents and instruments entered into in connection therewith, in each case, as extended, amended, modified, supplemented and/or restated from time to time in accordance with its terms, including any replacement agreement for any thereof and any refinancing of the debt incurred under any thereof, which refinancing may result in a greater principal amount outstanding in connection therewith. Any determination made by the Board of Directors, in its sole judgment, that the making of any payment pursuant to this
Section 6.4 would breach, conflict with, or result in any violation of or default or event of default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries under, or result in the Series D Preferred Stock constituting "Disqualified Stock" as defined under, any of the Other Documents, shall be conclusive and binding on the Company and all holders of Series D Preferred Stock.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.1. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by facsimile (a) if to an Investor, to the address or facsimile number set forth opposite such Investor's name on SCHEDULE I and (b) if to the Company, to:

                  Heafner Tire Group, Inc.
                  12200 Herbert Wayne Court
                  Suite 150
                  Huntersville, North Carolina 28078
                  Facsimile:        (704) 947-1919
                  Attention:        General Counsel

                  or to such other address as any party hereto shall have communicated to the other parties hereto by notice in accordance with this provision. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile in each case delivered or sent (properly addressed) to such party as provided in this Section 7.1 or in accordance with the latest unrevised direction from such party given in accordance with this Section 7.1.

                  Section 7.2. TERMINATION; SURVIVAL OF AGREEMENT. This Agreement shall terminate automatically and be of no further force or effect with respect to an Investor upon written notice from such Investor to the Company if the Closing shall not have occurred prior to the close of business on April 30, 2002. All representations and warranties made by the Company in this Agreement and in the certificates or other documents prepared or delivered in connection with the Closing shall be considered to have been relied upon by the Investors and shall survive the execution and delivery of this Agreement or such certificate or other document, the Closing, the sale and purchase of the Shares and any disposition thereof, regardless of any investigation made by any Investor or on its behalf, for a period of two years from and after the Closing Date.

                  Section 7.3. ASSIGNMENT. This Agreement and the rights, interests and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party hereto; PROVIDED that any Investor may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                  Section 7.4. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing expressed or implied in this Agreement shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder, except that the Administrative Agent (for the benefit of the Lenders) is intended to be a third party beneficiary of this Agreement.

                  Section 7.5. EXPENSES. The Company shall pay or reimburse the Investors for all reasonable costs and expenses incurred in connection with the negotiation, execution and delivery of this Agreement, including the reasonable fees and expenses of attorneys, financial advisors and accountants.

                  Section 7.6. WAIVERS; AMENDMENT. No failure or delay of the Investors or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investors and the Company hereunder are cumulative and are not exclusive of any rights or remedies which the Investors or the Company would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be effected in a written agreement signed by the Company and the Investors. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  Section 7.7. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement.

                  Section 7.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF,

UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, THE SHARES OR THE CONVERSION SHARES.

                  Section 7.9. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  Section 7.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  Section 7.11. HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting;
(iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

                  Section 7.12. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified below:

                  "AFFILIATE" means, when used with respect to a specified Person, a limited or general partner of such Person or another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

                  "BUSINESS DAY" shall have the meaning given in the Articles.

                  "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "GOVERNMENTAL AUTHORITY" means any government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction.

                  "LEGAL REQUIREMENT" means any constitution, act, statute, law, ordinance, treaty, rule, regulation or official interpretation of, or judgment, injunction, order, decision, decree, license, permit or authorization issued by, any Governmental Authority.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SENIOR STOCK" shall have the meaning given in the Articles.

                  "SERIES A PREFERRED STOCK" shall have the meaning given in the Articles.

                  "SERIES B PREFERRED STOCK" shall have the meaning given in the Articles.

                  "SERIES D DIVIDENDS" shall have the meaning given in the Articles.

                  "SERIES D LIQUIDATION PREFERENCE" shall have the meaning given in the Articles.

                  "SUBSIDIARY" of any Person means any firm, corporation, partnership, limited liability company, trust, joint venture or other entity more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are (or in the case of a Person which does not have outstanding shares or securities, but more than 50% of whose ownership interest representing the right to make decisions for such other entity is) now or hereafter owned or controlled, directly or indirectly, by such Person, but such firm, corporation, partnership, limited liability company, trust, joint venture or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

                  Section 7.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

                  Section 7.14. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK STATE SITTING IN THE COUNTY OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SHARES OR THE TRANSACTIONS CONTEMPLATED HEREBY. NONE OF THE PARTIES HERETO MAY MOVE TO (I) TRANSFER ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH NEW YORK COURT OR FEDERAL COURT TO ANOTHER JURISDICTION, (II) CONSOLIDATE ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH NEW YORK COURT OR FEDERAL COURT WITH A SUIT, ACTION OR PROCEEDING IN ANOTHER JURISDICTION OR (III) DISMISS ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH NEW YORK COURT OR FEDERAL COURT FOR THE PURPOSE OF BRINGING THE SAME IN ANOTHER JURISDICTION. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SHARES OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY NEW YORK COURT SITTING IN THE COUNTY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY NOTICE IN THE MANNER SPECIFIED IN SECTION 7.1.

                  Section 7.15. RESTRICTIVE LEGENDS. The certificates evidencing the Shares to the extent applicable will bear legends reading substantially as follows (unless and until such legend is no longer required) in addition to any other legends required by any other agreement or applicable Legal Requirement:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THAT ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER.

         THE COMPANY WILL FURNISH THE HOLDER OF THIS CERTIFICATE INFORMATION CONCERNING THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OR SERIES OF SHARES, INCLUDING THE LIQUIDATION PREFERENCES AND THE VOTING AND CONVERSION RIGHTS OF THE SERIES D PREFERRED STOCK EVIDENCED HEREBY, UPON WRITTEN REQUEST AND WITHOUT CHARGE."

                  Section 7.16. CERTAIN ACKNOWLEDGMENTS BY THE 1818 MEZZANINE FUND. The 1818 Mezzanine Fund, L. P. (the "FUND") hereby acknowledges and agrees that (i) the execution and delivery of this Agreement by the Fund and the Fund's purchase of the Shares to be purchased by it hereunder constitute the exercise in full of any and all subscription rights, preemptive rights or similar rights of the Fund to acquire shares of Series D Preferred Stock, including without limitation pursuant to Section 4.1(a) of the Warrantholder Agreement, dated as of May 21, 1999 (the "WARRANTHOLDER AGREEMENT"), between and among the Company, the Fund and Charlesbank Equity Fund IV, Limited Partnership, and (ii) the Fund has received sufficient notice of the transactions contemplated by this Agreement and waives any rights under the Warrantholder Agreement or otherwise to receive any other notice with respect thereto. The Fund acknowledges and agrees that the Shares purchased by it under this Agreement shall constitute "Capital Stock" (as defined in the Warrantholder Agreement) for all purposes under the Warrantholder Agreement. The Company and the Investors (other than the Fund) acknowledge and agree that the shares of Common Stock of the Company issuable upon conversion of the Shares purchased by the Fund under this Agreement and the shares of Common Stock of the Company issuable upon conversion of the shares of Series C Preferred Stock, par value $.01 per share, purchased by the Fund under the Share Purchase Agreement, dated as of March 30, 2001, among the Company and the Investors shall constitute "Registrable Securities" for al purposes under the Amended and Restated Registration Rights Agreement, dated as of May 21, 1999, between and among the Company, the Fund and Charlesbank Equity Fund IV, Limited Partnership.

                  IN WITNESS WHEREOF, the parties have duly executed this Share Purchase Agreement as of the day and year first above written.

                                       HEAFNER TIRE GROUP, INC.


                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                           Name:  Richard P. Johnson
                                           Title: President & CEO

                                       CHARLESBANK EQUITY FUND IV, LIMITED
                                       PARTNERSHIP

                                       By: CHARLESBANK EQUITY FUND IV GP,
                                           LIMITED PARTNERSHIP, ITS GENERAL
                                           PARTNER

                                       By: CHARLESBANK CAPITAL PARTNERS, LLC,
                                           ITS GENERAL PARTNER


                                       By: /s/ Tim R. Palmer
                                           -------------------------------------
                                           Tim R. Palmer
                                           Managing Director


                                       By: /s/ Michael R. Eisenson
                                           -------------------------------------
                                           Michael R. Eisenson
                                           Managing Director



                                       THE 1818 MEZZANINE FUND, L. P.

                                       By: BROWN BROTHERS HARRIMAN & CO.,
                                           ITS GENERAL PARTNER


                                       By: /s/ Joseph P. Donlan
                                           -------------------------------------
                                           Name: Joseph P. Donlan
                                           Title Managing Director

                                                                      SCHEDULE I


                                                         Number of Shares of                    Amount of
Investor                                               Series D Preferred Stock                Investment
--------                                               ------------------------                ----------
Charlesbank Equity Fund IV, Limited                           8,100,215                       $24,300,645
Address for notices:

c/o Charlesbank Capital Partners, LLC
600 Atlantic Avenue
Boston, Mass. 02210-2203
Attention:  Mark A. Rosen and Tami E. Nason
Fax (617) 619-5402

Charlesbank Coinvestment                                          5,000                       $    15,000
Partners  Fund
Address for notices:

c/o Charlesbank Capital Partners, LLC
600 Atlantic Avenue

Boston, Mass. 02210-2203
Attention:  Mark A. Rosen and Tami E. Nason
Fax (617) 619-5402

The 1818 Mezzanine Fund, L. P. Address for                    1,532,377                       $ 4,597,131
notices:

c/o Brown Brothers Harriman & Co.
59 Wall Street
New York, N.Y. 10005
Attention:  Joseph P. Donlan
Fax (212) 493-8429

                                                              ---------                       -----------
                                Total                         9,637,592                       $28,912,776


                                                                       EXHIBIT A



                  FORM OF RESTATED CERTIFICATE OF INCORPORATION

                                                                 SCHEDULE 2.4(C)

                                  CAPITAL STOCK

                                    Delaware

                                The First State


    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "HEAFNER TIRE GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MARCH, A.D. 2002, AT 4 O'CLOCK P.M.


    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State



                                       AUTHENTICATION:  1691869
                                                 DATE:  03-27-02